JOINT FILERS’ SIGNATURES

/s/ Blair Flicker	October 10, 2012
Insight Venture Partners (Cayman) V, L.P.	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Shutterstock Investors, LLC	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Shutterstock Investors I, LLC	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Insight Venture Partners V (Employee Co-Investors), L.P.	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Insight Venture Partners V, L.P.	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Insight Venture Associates V, L.L.C.	Date
Signature of Reporting Person

/s/ Blair Flicker	October 10, 2012
Insight Holdings Group, LLC	Date
Signature of Reporting Person